SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Check the appropriate box:

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LIN TV Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement for the 2004 Annual Meeting of Stockholders
Shares Entitled to Vote
Voting in Person
Voting by Proxy
Quorum Requirement
Vote Necessary to Approve Proposals
Revoking a Proxy
Security Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Reporting Compliance
ELECTION OF DIRECTORS
Board of Directors’ Committees and Meetings
Director Candidates
Communicating with the Independent Directors
Report of the Audit Committee of the Board of Directors
Director Compensation
Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Options Grants During Fiscal Year 2003
Options Exercised During Fiscal Year 2003 and Fiscal Year-End Option/SAR Values
Retirement Plans
Employment Agreements
Stock Option Plans
Report of the Compensation Committee of the Board of Directors
Compensation Committee Interlocks and Insider Participation
Comparative Stock Performance Graph
Certain Relationships and Related Transactions
PROPOSAL 2 -- APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL 3 -- RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
Independent Auditors Fees and Other Matters
OTHER INFORMATION
Other Matters
Stockholders Proposals for the 2005 Annual Meeting
Proxy Solicitation
Householding of Annual Meeting Materials
PROPOSED AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

LIN TV Corp.

Four Richmond Square, Suite 200
Providence, Rhode Island 02906

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 11, 2004

      As a stockholder of LIN TV Corp., you are hereby given notice of and invited to attend, in person or by proxy, the 2004 Annual Meeting of Stockholders to be held at the offices of LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906, on May 11, 2004 at 10:00 a.m., local time, at which stockholders will consider and vote on the following matters:

1. The election of two members to our Board of Directors to serve as Class I directors, each for a term of three years.

2. The approval of an amendment to our Second Amended and Restated Certificate of Incorporation to cause the number of our directors to be established by our Board of Directors.

3. The ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004.

4. The transaction of any other business, which may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 26, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Gregory M. Schmidt
Secretary

April 9, 2004

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN TV Corp.

Four Richmond Square, Suite 200
Providence, Rhode Island 02906

Proxy Statement for the 2004 Annual Meeting of Stockholders

To be held on May 11, 2004

      The accompanying proxy is solicited on behalf of the Board of Directors of LIN TV Corp., a Delaware corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906, on May 11, 2004, at 10:00 a.m., notice of which is attached hereto, and any adjournment or postponement thereof. The Annual Meeting is being held (1) to consider and vote upon the election of two Class I directors each for a three year term; (2) to approve an amendment to our Second Amended and Restated Certificate of Incorporation to cause the number of our directors to be established by our Board of Directors; (3) to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004, and (4) to transact any other business which may properly come before the meeting.

      This Proxy Statement and the enclosed form of proxy are being mailed to stockholders commencing on or about April 9, 2004.

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 9, 2004. Exhibits will be provided to any stockholder at no charge upon written and oral request to LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906, Attention: Gregory M. Schmidt, Secretary; telephone (401) 454-2880.

Shares Entitled to Vote

      The Board of Directors has fixed the close of business on March 26, 2004, as the record date for the Annual Meeting or any adjournment thereof. Only stockholders who were record owners of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 26, 2004, 26,734,923 shares of our class A common stock, 23,510,137 shares of our class B common stock and 2 shares of our class C common stock were issued and outstanding.

      Holders of shares of class A common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting.

      The class B common stock is generally not entitled to vote except with respect to approval of a range of specified corporate transactions, as to which the class B common stock votes as a separate class with each share of class B common stock entitled to one vote. The proposed amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) constitutes one of the specified corporate transactions as to which the approval of a majority of the voting power of the class B common stock voting as a separate class is required, and the holders of a majority of the shares of class B common stock have voted to approve the amendment. Shares of class B common stock are not entitled to vote with respect to the election of directors or ratification of the selection of independent auditors.

      The class C common stock is entitled to 70% of our voting power on all matters submitted to a vote of our stockholders. Each outstanding share of class C common stock is entitled to a proportionate number of votes determined at the record date of each vote, relative to the total number of shares of class C common stock outstanding. As of March 26, 2004, there were two shares of class C common stock outstanding. As a result, each share of class C common stock will be entitled to cast 31,190,743 votes at the Annual Meeting. The class A common stock and the class C common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

Voting in Person

      If a stockholder plans to attend the meeting and vote in person, we will provide a ballot to such stockholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the stockholder must bring an account statement or letter from the nominee indicating that such stockholder was the beneficial owner of the shares on March 26, 2004, the record date for voting.

Voting by Proxy

      Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder’s shares will be voted according to the recommendations of our Board of Directors.

Quorum Requirement

      A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.

Vote Necessary to Approve Proposals

•	Proposal 1: Election of Directors

      The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect.

•	Proposal 2: Approval of Amendment to our Certificate of Incorporation

      The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of (1) a majority of the shares of class A common stock and class C common stock entitled to vote at the meeting, voting together as a single class, and (2) the affirmative vote of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class. Votes may be cast for, against or may abstain. Abstentions and broker non-votes will have the effect of voting against such matter since the affirmative vote of a majority of all shares entitled to vote is required. Holders of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class, have approved the amendment.

•	Proposal 3: Ratification of the Selection of Independent Auditors

      The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting, and votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

Revoking a Proxy

      A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Annual Meeting in person, either by giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of each class of our common stock by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and “named executive officers” (as defined below under “Executive Compensation”), individually, and by our directors and executive officers as a group, as of February 20, 2004 (unless otherwise noted).

      The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

      Holders of shares of our class B common stock may elect at any time to convert their shares into an equal number of shares of class A common stock, provided that any necessary consent by the Federal Communications Commission has been obtained. With the approval of the holders of a majority of our class B common stock and the Federal Communications Commission, one or more shares of class B common stock of a holder may be converted into an equal number of shares of class C common stock. If a majority of the shares of class B common stock convert into shares of class A common stock, each outstanding share of class C common stock will automatically convert into an equal number of shares of class A common stock.

      Percentage of beneficial ownership of class A common stock is based on 26,716,224 shares of class A common stock, 23,510,139 shares of class B common stock and 2 shares of class C common stock outstanding as of February 20, 2004. The number of beneficially owned shares of class A common stock excludes shares of class A common stock issuable upon conversion of shares of our class B common stock and class C common stock. The number of beneficially owned shares of class C common stock excludes shares of our class C common stock issuable upon conversion of shares of our class B common stock.

	Class A		Class B		Class C
	Common Stock		Common Stock		Common Stock		Percent of	Percentage
							Total	of Total
	Number of	Percent	Number of	Percent	Number of	Percent	Economic	Voting
	Shares	of Class	Shares	of Class	Shares	of Class	Interest	Power

HM Entities(1)	—	—	23,419,237	99.6%	—	—	46.6%	0.0%
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court,
Suite 1600
Dallas, Texas 75201
Baron Capital Entities(2)	3,454,100	12.9%	—	—	—	—	6.9%	3.9%
767 Fifth Avenue
New York, NY 10153
Wellington Management Company, LLP(3)	2,972,810	11.1%	—	—	—	—	5.9%	3.3%
75 State Street
Boston, MA 02116
Delaware Management Holdings(4)	2,937,924	11.0%	—	—	—	—	5.8%	3.3%
2005 Market Street
Philadelphia, PA 19103
Massachusetts Financial Services Company(5)	2,275,872	8.5%	—	—	—	—	4.5%	2.6%
500 Boylston Street
Boston, MA 02116
Gabelli Asset Management Entities(6)	1,443,400	5.4%	—	—	—	—	2.9%	1.6%
Gary R. Chapman(7)	441,776	1.6%	—	—	—	—	*

	Class A		Class B		Class C
	Common Stock		Common Stock		Common Stock		Percent of	Percentage
							Total	of Total
	Number of	Percent	Number of	Percent	Number of	Percent	Economic	Voting
	Shares	of Class	Shares	of Class	Shares	of Class	Interest	Power

Royal W. Carson, III(8)	316,987	1.2%	—	—	1	50.0%	*	35.4%
1925 Cedar Springs,
L.B. #204
Dallas, Texas 75201
Paul Karpowicz(9)	141,847	*	—	—	—	—	*
Gregory M. Schmidt(10)	120,291	*	—	—	—	—	*
Deborah R. Jacobson(11)	69,110	*	—	—	—	—	*
Peter E. Maloney(12)	81,640	*	—	—	—	—	*
Randall Fojtasek(13)	31,273	*	—	—	1	50.0%	*	35.0%
300 Crescent Court,
Suite 1740
Dallas, Texas 75201
William S. Banowsky(14)	4,009	*	—	—	—	—	*
Dr. William H. Cunningham(15)	7,012	*	—	—	—	—	*
Antoinette Cook Bush(16)	2,500	*	—	—	—	—	*
Wilma H. Jordan(17)	4,100	*	—	—	—	—	*
All executive officers and directors as a group (14 persons)(18)	1,291,930	4.7%	—	—	2	100%	2.5%	71.4%

*	Represents less than 1%

(1)	Includes shares held by the following persons or entities that are or may be deemed to be affiliated with Hicks, Muse, Tate & Furst Incorporated: (i) 18,122,110 shares held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii) 236,980 shares held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated, (iii) 4,692,329 shares held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv) 31,562 shares held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v) 72,820 shares held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vi) 13,016 shares held of record by HM4-EN Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vii) 8,329 shares held of record by HM4-P Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (viii) 127 shares held of record by HM 1-FOF Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (ix) 123,466 shares held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc., (x) 96,253 shares held of record by Thomas O. Hicks, (xi) 14,165 shares held of record by three family limited partnerships of which Mr. Hicks serves as the sole owner of the ultimate general partner, and (xii) 8,080 held of record by certain trusts for the benefit of Mr. Hicks’ children of which Mr. Hicks serves as the trustee.

Thomas O. Hicks is (a) the sole shareholder, sole director and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority shareholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (ix) of this footnote (1). In addition, Mr. Hicks may also be deemed to beneficially own the shares held of record by the limited partnerships and trusts listed in clauses (xi) and (xii) of this footnote (1) as a result of Mr. Hicks’ relationships to such limited partnerships and trusts noted in such clauses. Mr. Hicks disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein.

(2)	According to the Schedule 13G filed by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”), Baron Growth Fund (“BGF”) and Ronald Baron on February 13, 2004, BCG, BAMCO, BCM, BGF, and Ronald Baron are the beneficial owner of, and has the shared power to vote or direct the vote and to dispose of or direct the disposition of 3,288,600 shares, 3,050,000 shares, 238,600 shares, 2,300,000 shares, and 3,288,600 shares and to dispose of or direct the disposition of 3,454,100 shares, 3,206,500 shares, 247,600 shares, 2,300,000 shares, and 3,454,100 shares, respectively, of our class A common stock as of December 31, 2002. BAMCO and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG.

(3)	According to the Schedule 13G filed by Wellington Management Company LLP (“WMC”) on January 9, 2004, WMC is the beneficial owner of 2,972,810 shares of class A common stock, with the shared power to vote or direct the vote of 2,147,310 shares and the shared power to dispose or direct the disposition of 2,972,810 shares.

(4)	According to the Schedule 13G filed by Delaware Management Holdings on February 2, 2004, Delaware Management Holdings is the beneficial owner of 2,937,924 shares of class A common stock, with the sole power to vote or direct the vote of 2,931,915 shares and the shared power to vote or direct the vote of 149 shares and the sole power to dispose or direct the disposition of 2,937,924 shares. The ultimate parent of Delaware Management Holdings is Liberty National Corp.

(5)	According to the Schedule 13G filed by Massachusetts Financial Services Company (“MFS”) on February 11, 2004, MFS is the beneficial owner of 2,275,872 shares of class A common stock, with the sole power to vote or direct the vote of 2,275,872 shares and the sole power to dispose or direct the disposition of 2,275,872 shares, as of December 31, 2003.

(6)	According to the Schedule 13D filed by Gabelli Funds LLC (“Gabelli Funds”), Gamco Investors, Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”), Gabelli Group Capital Partners Inc. (“Gabelli Partners”), Gabelli Asset Management Inc. (“GBL”) and Mario J. Gabelli on February 10, 2004, Gabelli Funds, GAMCO, GSI, Gabelli Partners, GBL and Mario J. Gabelli are the beneficial owner of 131,000 shares, 1,301,400 shares, 1000 shares, 1,433,400 shares, 1,433,400 shares, and 1,433,400 shares, respectively, of our Class A common stock. Gabelli Funds, GAMCO and GSI have the sole power to vote 131,000 shares, 1,160,900 shares and 1000 shares, respectively. Gabelli Funds, GAMCO, and GSI have the sole power to dispose of or direct the disposition of 131,000 shares, 1,301,400 shares and 1000 shares, respectively. Gabelli Funds, GAMCO and GSI are subsidiaries of GBL. Gabelli Partners is the parent of GBL. Mario J. Gabelli is the majority stockholder of Gabelli Partners.

(7)	Consists of 426,066 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 15,710 shares held of record.

(8)	Includes 309,523 shares held of record by Carson/LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated, 500 shares held of record by Mr. Carson, and 6,964 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004, held by Mr. Carson. Mr. Carson is President and a controlling stockholder of Carson Private Capital Incorporated. Mr. Carson disclaims beneficial ownership of common stock not owned of record by him.

(9)	Consists of 134,895 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 6,952 shares held of record.

(10)	Consists of 115,410 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 4,881 shares held of record.

(11)	Consists of shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004.

(12)	Consists of 79,964 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 1,676 shares held of record.

(13)	Includes 23,809 shares held of record by Fojtasek Capital, Ltd., a limited partnership of which Mr. Fojtasek is the general partner, 500 shares held of record by Mr. Fojtasek, and 6,964 shares of class A common stock that are issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004, held by Mr. Fojtasek. Mr. Fojtasek disclaims beneficial ownership of common stock not owned of record by him.

(14)	Consists of 4,009 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004.

(15)	Consists of 4,512 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 2,500 shares held of record.

(16)	Consists of 2,500 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 18, 2004. Ms. Cook Bush resigned as a director as of February 18, 2004.

(17)	Consists of 2,500 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 1,600 shares held of record.

(18)	These figures include 924,963 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of February 20, 2004 and 367,651 shares held of record.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the Securities and Exchange Commission initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of 10% of our class A common stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2003.

ELECTION OF DIRECTORS

      We have a classified Board of Directors consisting of two Class I directors, three Class II directors and three Class III directors. Our Certificate of Incorporation provides that our Board of Directors will consist of eight members. We currently have a vacancy of one Class II director due to the resignation of Antoinette Cook Bush from the Board of Directors in February 2004. The Board of Directors intends to eliminate this vacancy if the proposed amendment to our Certificate of Incorporation is approved at the Annual Meeting. As further described under Proposal 2 below, the amendment would enable the Board of Directors to establish the number of directors, which the Board of Directors intends to set at seven. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. This year, two Class I directors will be elected for three-year terms expiring at the 2007 Annual Meeting. The Class II directors have terms expiring at the 2005 Annual Meeting and the Class III directors have terms expiring at the 2006 Annual Meeting.

      The persons named in the enclosed proxy will vote to elect as directors the Class I nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the two Class I nominees named below. Each Class I nominee will be elected to hold office until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if he should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

      Set forth below are the name and age of each continuing member of the Board of Directors (including the nominees for election as Class I directors), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a member of our Board of Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of February 20, 2004, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name and Age	Principal Occupation and Business Experience

Nominees for Terms Expiring in 2007 (Class I Directors)
William S. Banowsky, Jr., 42	Mr. Banowsky has served as a member of our Board of Directors since May 2002. Mr. Banowsky is currently Chairman and Chief Executive Officer of Magnolia Pictures Company, an independent film distribution and exhibition company based in New York and Austin. From March 1999 to September 2000, Mr. Banowsky was Executive Vice President and General Counsel of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications, an affiliate of Hicks Muse, in September 2000. From January 1997 to July 2000, Mr. Banowsky was Executive Vice President and General Counsel of Capstar Broadcasting Corporation, which was publicly traded on the New York Stock Exchange until it merged with AMFM, Inc., in July 1999. Mr. Banowsky practiced law for 10 years in Dallas, Texas prior to joining Capstar. Mr. Banowsky served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002.

Dr. William H. Cunningham, 60	Dr. Cunningham has served as a member of our Board of Directors since May 2002. Dr. Cunningham began serving at the University of Texas at Austin in 1971 as an Assistant Professor of Marketing and later became a Professor of Marketing and held the following additional positions: James L. Bayless Chair for Free Enterprise from 1986 to present; the President of the University of Texas at Austin from 1985 to 1992; and Dean of College of Business Administration/ Graduate School of Business from 1983 to 1985. Dr. Cunningham was also Chancellor of the University of Texas System from 1992 to 2000. Dr. Cunningham currently serves on the board of directors of the following publicly traded companies: Jefferson-Pilot Corporation, Southwest Airlines Co., Introgen Therapeutics, Inc. and WilTel Communications (formerly Williams Communications) and also serves as a disinterested director of the John Hancock Funds. He is a member of the Philosophical Society of Texas, a trustee for the Southwest Research Institute and a director of the greater Austin Crime Commission. Dr. Cunningham received his B.B.A., M.B.A. and Ph.D. from Michigan State University. Dr. Cunningham served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002.

Name and Age	Principal Occupation and Business Experience

Directors Whose Terms Expire in 2005 (Class II Directors)
Randall S. Fojtasek, 41	Mr. Fojtasek has served as a member of our Board of Directors since August 2000. Mr. Fojtasek is a founding member of Brazos Investment Partners LLC, a private equity investment firm focusing on middle market buyouts and leveraged recapitalizations. Prior to joining Brazos in 1999, Mr. Fojtasek served as President and Chief Executive Officer of Atrium Companies, Inc., a manufacturer and distributor of building products. He joined Atrium in 1989, and was Chief Executive Officer from 1993 to 1999.

Paul Karpowicz, 50	Mr. Karpowicz has served as a member of our Board of Directors since August 1999 and as Vice President of Television since January 1994. Prior to January 1994, Mr. Karpowicz served as general manager of our Indianapolis CBS network station, WISH-TV, from July 1989 through July 1995. Mr. Karpowicz currently serves on the Board of the Associated Press and the Television Bureau of Advertising, is the Immediate Past Chairman of the CBS Affiliates Board, and served as the Television Board Chairman of the National Association of Broadcasters until June 2002. He has served on the COLTAM Committee of the NAB since 1996 and on the NASA Committee since 1999. Mr. Karpowicz has also served on the executive committees of the Rhode Island and Indiana Broadcasters Associations.
Directors Whose Terms Expire in 2006 (Class III Directors)
Royal W. Carson, III, 54	Mr. Carson has served as a member our Board of Directors since August 2000. He is Chairman and President of Carson Private Capital and has over 28 years of experience in the origination, structuring, and monitoring of private investments and investment funds. Mr. Carson served as Chairman and Chief Executive Officer of Carson Petroleum Corporation from 1977 to 1982. Mr. Carson serves on the Advisory Board of Olympus Real Estate Fund II, L.P. and Hicks, Muse, Tate & Furst Europe Fund, L.P. and also serves as a director of various privately held corporations and community organizations.

Gary R. Chapman, 60	Mr. Chapman has served as a member of our Board of Directors and as our Chief Executive Officer since November 1994, as President since 1989 and as Chairman of the Board of Directors since August 2000. Mr. Chapman served as Joint Chairman of the National Association of Broadcasters from 1991 to 1993 and as a board member of the Advanced Television Test Center. Currently, Mr. Chapman serves as the Chairman on the Board of Directors of the Association for Maximum Service Television and is Co-Chairman of the Advisory Board of Governors for the National Association of Broadcasters Education Foundation.

Name and Age	Principal Occupation and Business Experience

Wilma H. Jordan, 54	Ms. Jordan has served as a member of our Board of Directors since May 2002. Ms. Jordan is the Founder and Chief Executive Officer of The Jordan, Edmiston Group, Inc. (New York, NY), which provides merger and acquisition advisory services for the publishing, information, communications and exhibition industries. Ms. Jordan is also a founding general partner of JEGI Capital, a venture capital affiliate of The Jordan, Edmiston Group. From 1970 to 1985, Ms. Jordan served as Chief Financial Officer of 13-30 Corporation, a privately held publishing company. From 1980 to 1986, Ms. Jordan served as Chief Operating Officer of Esquire Magazine Group, which included Esquire, New York, Woman and other media assets. From 1987 to 1994, Ms. Jordan served as director of LIN Broadcasting Corporation and as a director of LIN Television Corporation from 1994 to 1998. Currently, Ms. Jordan is a director of Guidepost, Inc., publisher of Guideposts Magazine and other inspirational products, and Blyth, Inc., a home décor and home fragrance company.

Board of Directors’ Committees and Meetings

      During 2003, the Board of Directors held ten meetings and executed two actions by written consent. Each of our directors attended at least 75% of such meetings and the meetings of the committees on which he or she served during 2003. Resolutions adopted by our nominating and corporate governance committee of our Board of Directors provide that directors are expected to attend the annual meeting of stockholders. Messrs. Chapman and Karpowicz attended the 2003 annual meeting of stockholders.

      The Board of Directors has established three standing committees — audit, compensation, and nominating and corporate governance. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.lintv.com.

      The Board of Directors has determined that, Ms. Jordan, Dr. Cunningham and Messrs. Banowsky, Carson and Fotjasek, all of the members of each of the Board’s three standing committees, are independent as defined under the new rules of the New York Stock Exchange that become applicable to us on the date of the Annual Meeting, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the audit committee are independent as defined by the rules of the NYSE that apply to us until the date of the Annual Meeting. Our independent directors constitute more than a majority of the board of directors.

      Audit Committee. In May 2001, our Board of Directors established an audit committee which has the following principal duties:

•	to recommend the firm of independent auditors for appointment by the Board of Directors;

•	to meet with our financial management, internal audit management and independent outside auditors to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the outside auditors and other matters relating to our financial condition;

•	to report to the Board of Directors periodically any recommendations the audit committee may have with respect to the foregoing matters; and

•	to review our annual report to stockholders, proxy materials and annual report on Form 10-K and our quarterly reports on Form 10-Q for filing with the Securities and Exchange Commission.

      The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

      The members of our audit committee were Ms. Cook Bush, Ms. Jordan and Dr. Cunningham, until the resignation of Ms. Cook Bush as a director effective as of February 18, 2004. On February 25, 2004, Mr. Banowsky was appointed to serve as a member of the audit committee. Each member of the audit committee is an “independent director” under the rules of The New York Stock Exchange governing the qualifications of the member of the audit committee. The audit committee met nine times during 2003.

      The Board of Directors has determined that Dr. Cunningham is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. As noted above, Dr. Cunningham is an “independent director” under New York Stock Exchange listing requirements.

      Compensation Committee. In May 2001, our Board of Directors also established a compensation committee, which has the following principal duties:

•	to review key employee compensation policies, plans and programs;

•	to monitor performance and compensation of our employee-directors, officers and other key employees;

•	to prepare recommendations and periodic reports to the board of directors concerning these matters; and

•	to function as the committee which administers our stock option, stock incentive, employee stock purchase and other equity-based plans.

      The members of our compensation committee are Messrs. Carson and Fojtasek and Ms. Jordan. The compensation committee held six meetings during 2003.

      Nominating and Corporate Governance Committee. On October 28, 2002, the Board of Directors established a nominating and corporate governance committee, which has the following principal duties:

•	to identify individuals qualified to become members of the Board of Directors;

•	to recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders;

•	to develop and recommend to the Board of Directors a set of corporate governance principles applicable to us; and

•	to oversee the evaluation of the Board of Directors and management.

      The members of the nominating and corporate governance committee are Messrs. Banowsky, Carson and Fojtasek. The nominating and corporate governance committee held four meetings during 2003.

Director Candidates

      The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to the members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board of Directors. In addition, the Company may retain the services of an executive search firm to help identify and evaluate potential director candidates.

      In considering whether to recommend any particular candidate for inclusion in the Board of Director’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. The committee considers diversity, skills, and experience in the context of the needs of the Board of Directors, commitment to understanding our business and industry, the creation, by other employment or directorships, of potential or actual conflicts of interest, risks of anticompetitive activity or potential or actual violations of or restrictions arising from media ownership regulations, and ability to exercise sound judgment and high ethical standards. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

      Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for our next annual meeting.

      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the Board of Directors, by following the procedures set forth below under “Stockholder Proposals for the 2005 Annual Meeting”; provided that such recommendations are delivered to us, with the information required by our bylaws, no later than the deadline for submission of stockholder proposals provided below. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in the proxy card for our next annual meeting.

Communicating with the Independent Directors

      The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.

Report of the Audit Committee of the Board of Directors

      The audit committee is composed of three members, Ms. Jordan and Dr. Cunningham, who have been members since May 2002, and Mr. Banowsky, who joined the audit committee in February 25, 2004. The audit committee acts under a written charter adopted by the Board of Directors. The members of the audit committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange.

      The audit committee reviewed the audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Management represented to the audit committee that the financial statements had been prepared in accordance with generally accepted accounting principles. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. As appropriate, the audit committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel and the independent auditors, the following matters:

•	the plan for, and the independent auditors’ report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

      The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, our independent auditors. SAS 61 requires our independent auditors to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

      PricewaterhouseCoopers LLP also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The audit committee also considered whether the independent auditors’ provision of the other, non-audit related services to us which are referred to under the heading “Independent Auditors Fees and Other Matters” is compatible with maintaining our auditors’ independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Wilma H. Jordan
William H. Cunningham

Director Compensation

      Our directors who are also employees serve without additional compensation. Our non-employee directors receive an annual retainer for all services rendered as outside directors of $20,000 and compensation for attending Board meetings of $1,500 for attending in person or $1,000 for attending via telephone. Committee members also receive $1,000 for attending committee meetings in person or $500 for attending committee meetings via telephone. In August 2003 our committee chairs were granted an additional retainer of $5,000 annually. Directors may elect to receive their fees in cash or in company stock. We do not maintain a medical, dental or retirement benefits plan for these directors.

      The following table summarizes the fees each non-employee director received in 2003 for services rendered as a director:

Directors:	2003

Randall S. Fojtasek	$35,000
Royal W. Carson, III	32,500
Dr. William H. Cunningham	37,750
William S. Banowsky, Jr.	35,250
Wilma H. Jordan	40,750
Antoinette Cook Bush(1)	34,000

(1)	Ms. Cook Bush resigned as director as of February 18, 2004.

      Our non-employee directors also receive grants under our 2002 Non-Employee Director Stock Option Plan, adopted on May 1, 2002. The purpose of the plan is to attract highly qualified individuals who are not our current employees to serve as members of our Board of Directors and to enable them to increase their ownership of our common stock.

      The plan provides for grants of options to non-employee directors, which in the aggregate may not be exercisable for more than 200,000 shares of our class A common stock. The plan provides for initial option grants to purchase 10,000 shares of our class A common stock. Initial grants were made to our non-employee directors on the effective date of the plan and also will be made when a non-employee director is newly elected. Thereafter, the plan provides for annual grants of options to non-employee directors to purchase 4,000 shares of our class A common stock. The option exercise price will be equal to the fair market value of a share of our common stock on the date of grant. The option exercise price of the initial grants under the plan will be equal to the initial public offering price of our class A common stock.

      These options vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date, beginning one year from the date of grant. Upon any change of control of us, or if we or affiliates of Hicks Muse enter into any agreement providing for a change of control of us, the compensation committee may declare that any or all outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change of control. Options expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director.

      The plan also permits us to make stock awards, including restricted and unrestricted stock awards, the terms of which are determined by the compensation committee of our Board of Directors. Stock awards will be taxable to the director and the company is entitled to a deduction in an equal amount when the stock is no longer subject to a substantial risk of forfeiture.

      Messrs. Fojtasek, Carson, and Banowsky, Dr. Cunningham, Ms. Cook Bush and Ms. Jordan were each granted an option to purchase 10,000 shares of class A common stock at $22.00 per share as of May 2, 2002 and an option to purchase 4,000 shares of class A common stock at $23.20 on May 23, 2003. In addition, an unrestricted stock award of 500 shares each was made to each of Messrs. Carson and Fojtasek as of May 2, 2002.

      In conjunction with our acquisition of Sunrise Television Corp. on May 2, 2002, we assumed the existing Sunrise Stock Option Plan. As of December 31, 2002, there were options outstanding for 3,521 shares of our class A common stock, of which 2,012 shares and 1,509 shares, respectively, were subject to options held by Dr. Cunningham and Mr. Banowsky. We do not intend to issue any further options under this plan.

Executive Officers

      Our current executive officers are:

Name	Age	Position

Gary R. Chapman	60	Chairman, President and Chief Executive Officer
Paul Karpowicz	50	Director and Vice President of Television
Gregory M. Schmidt	54	Vice President of New Development, General Counsel and Secretary
Deborah R. Jacobson	44	Vice President of Corporate Development and Treasurer
Peter E. Maloney	49	Vice President of Finance
John S. Viall	60	Vice President of Engineering and Operations
Denise M. Parent	40	Vice President and Deputy General Counsel
William A. Cunningham	46	Vice President and Controller

      The following information describes our executive officers who are not also members of the Board of Directors.

      Gregory M. Schmidt has been Vice President of New Development, General Counsel and Secretary since March 1995. From 1985 to 1995, he was a partner at Covington & Burling, a Washington D.C. law firm with a high-profile presence in regulatory and communications law.

      Deborah R. Jacobson has been Vice President of Corporate Development and Treasurer since February 1995. From January 1999 through June 1999, Ms. Jacobson served as Senior Vice President — Investor Relations for Chancellor Media Corporation. From 1981 to 1995, Ms. Jacobson was employed by The Bank of New York, where most recently she served as Senior Vice President and Division Head of the Communications, Entertainment and Publishing Lending Division. In September 2002, Ms. Jacobson joined the board of directors of Blue Cross Blue Shield of Rhode Island and serves as a member of its Financial Advisory Affairs Committee.

      Peter E. Maloney has served as Vice President of Finance since January 1995. Prior to January 1995, Mr. Maloney was employed as Vice President of Taxation from June 1990 to December 1994 and as Director of Taxation and Financial Planning from January 1983 to June 1990.

      John S. Viall has served as Vice President, Engineering and Operations since January 2003. Prior to January 2003, Mr. Viall was Corporate Director of Digital Television Operations for Viacom/ CBS. From 1996 to 2000, Mr. Viall was Corporate Director of Digital Television Operations for Viacom/ Paramount Pictures.

      Denise M. Parent has been Vice President and Deputy General Counsel since March 1997. From 1993 to 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan, Incorporated, a law firm in Providence, Rhode Island.

      William A. Cunningham has been Vice President and Controller since November 2000, having served as Controller since July 1998. From 1987 to 1994, Mr. Cunningham was employed by Fox Television as Vice President, Finance and from 1994 to 1996, was employed by SF Broadcasting, LLC, a joint venture of Fox Television and Savoy Pictures, as Senior Vice President and Chief Financial Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the annual and long-term compensation earned in each of the last three fiscal years by our Chief Executive Officer and four other most highly compensated executive officers for the year ended December 31, 2003 who were serving as executive officers as of December 31, 2003 (collectively, “the named executive officers”):

				Long-Term
				Compensation

		Annual Compensation		Awards

				Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options/SARs(#)	($)

Gary R. Chapman	2003	$618,000	$740,000	100,000	$19,828	(1)
Chairman, President	2002	600,000	1,170,000	187,500	18,356
and Chief Executive Officer	2001	600,000	775,000	—	17,793
Paul Karpowicz	2003	385,000	235,000	30,000	6,636	(2)
Vice President of Television	2002	370,000	225,000	60,000	7,675
	2001	370,000	180,000	—	7,591
Gregory M. Schmidt	2003	366,000	175,000	30,000	6,387	(3)
Vice President of New Development,	2002	355,000	165,000	60,000	7,948
General Counsel and Secretary	2001	355,000	130,000	—	7,825
Deborah R. Jacobson	2003	278,000	134,000	20,250	1,405	(4)
Vice President of Corporate	2002	255,692	220,000	40,500	2,533
Development and Treasurer	2001	208,000	95,000	—	4,851
Peter E. Maloney	2003	215,000	101,000	18,750	1,567	(5)
Vice President of Finance	2002	208,000	113,000	37,500	3,451
	2001	208,000	95,000	—	5,556

(1)	Includes $12,159 of executive life insurance and $7,669 of executive disability insurance.

(2)	Includes $1,084 of executive life insurance and $5,552 of executive disability insurance.

(3)	Includes $1,084 of executive life insurance and $5,303 of executive disability insurance.

(4)	Includes $460 of executive life insurance and $945 of executive disability insurance.

(5)	Includes $700 of executive life insurance and $867 of executive disability insurance.

Options Grants During Fiscal Year 2003

      The following table sets forth information concerning stock option grants made to each of the name executive officers during the fiscal year ended December 31, 2003:

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of Total			Rates of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to			Term(3)
	Options/SARs	Employees in	Exercise Price
	Granted(1)	Fiscal Year	Per Share(2)	Expiration Date	5%	10%

Gary R. Chapman	100,000	14.8%	$23.60	05/02/13	$1,484,191	$3,761,232
Paul Karpowicz	30,000	4.5%	23.60	05/02/13	445,257	1,128,370
Gregory M. Schmidt	30,000	4.5%	23.60	05/02/13	445,257	1,128,370
Deborah R. Jacobson	20,250	3.0%	23.60	05/02/13	300,549	761,650
Peter E. Maloney	18,750	2.8%	23.60	05/02/13	278,286	705,231

(1)	Options were granted under the 2002 Stock Plan. The non-qualified options granted pursuant to the plan generally are not exercisable until one year after their grant, vest over the span of four years and expire 10 years from the date of grant.

(2)	Options are granted at an exercise price equal to the average of the high and low prices of our common stock, as reported on the New York Stock Exchange on the date of grant.

(3)	The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Options Exercised During Fiscal Year 2003 and Fiscal Year-End Option/ SAR Values

      The following table sets forth information concerning the number and value of unexercised options held by the named executive officers at December 31, 2003, individual exercises of options during the year ended December 31, 2003, and the number and value of options held by such name executed officer at December 31, 2003 based on a fair market value of our common stock of $26.09 on such date.

Aggregate Exercises During the 2003 Fiscal Year and Fiscal Year-End Option Values/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options/SARs at		Options/SAR’s at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercised	Unexercised

Gary R. Chapman	26,495	$628,058	426,066	465,825	$4,836,219	$6,699,610
Paul Karpowicz	16,626	387,860	134,895	141,503	1,425,909	1,993,809
Gregory M. Schmidt	15,761	368,958	115,410	138,044	917,542	1,903,564
Deborah R. Jacobson	9,524	214,413	69,110	88,721	341,645	1,168,558
Peter E. Maloney	17,519	398,645	79,964	87,752	661,819	1,228,180

(1)	Based on the average of the high and low sale price of our class A common stock on December 31, 2003 ($26.09), as reported by the New York Stock Exchange on such date, less the option exercise price.

Retirement Plans

      Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our supplemental benefit retirement plan. Mr. Chapman and Mr. Karpowicz participate in the traditional average final-pay plan; Ms. Jacobson, Mr. Maloney and Mr. Schmidt participate in the cash balance plan. The Internal Revenue Code places certain maximum limitations upon the annual benefits payable under all qualified plans of an employer to any one individual. As permitted by the Employee Retirement Income Security Act of 1974, as amended, our supplemental benefit retirement plan is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.

      Under the cash balance benefit plan, each year we contribute to each participating employee’s cash balance account an amount equal to 5% of such employee’s compensation. For this purpose, compensation includes base pay, overtime pay, other wage premium pay and annual incentive bonuses. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus

25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). The estimated annual retirement benefits payable under the cash balance plan and our supplemental benefit retirement plan as an annuity for life upon normal retirement assuming Ms. Jacobson, Mr. Maloney and Mr. Schmidt remain employed by us at their current level of compensation until age 65 is $126,000, $126,000 and $107,000, respectively.

      Under the traditional average final-pay benefit plan, benefits are computed by multiplying (i) 1.50% of the employee’s three-year average annual compensation times (ii) the employee’s number of years of credited service, up to a maximum of 32 years. Average annual compensation is equal to the average salary and bonus (excluding option gains and benefits or payments received under any other benefit plan) over the highest three consecutive calendar years of compensation. Each named executive officer’s salary and bonus for the current year is set forth above in the Annual Compensation column of the Summary Compensation Table. The years of service for each of the named executive officers participating in the average final-pay plan, as of December 31, 2003, are: Mr. Chapman, 15 years; and Mr. Karpowicz, 14 years.

      The following table sets forth the estimated annual retirement benefits payable under our pension plan and our supplemental benefit retirement plan as an annuity for life upon normal retirement for specified compensation and years of credited service classifications, assuming retirement at age 65 on December 31, 2003. Benefits are not subject to reduction for Social Security or other offset amounts.

	Years of Service

Three-Year Average Compensation	10	15	20	25	30

$ 100,000	$15,000	$22,500	$30,000	$37,500	$45,000
200,000	30,000	45,000	60,000	75,000	90,000
300,000	45,000	67,500	90,000	112,500	135,000
500,000	75,000	112,500	150,000	187,500	225,000
750,000	112,500	168,750	225,000	281,250	337,500
1,000,000	150,000	225,000	300,000	375,000	450,000
1,250,000	187,500	281,250	375,000	468,750	562,500
1,500,000	225,000	337,500	450,000	562,500	675,000

Employment Agreements

      Employment agreement with Chief Executive Officer. We entered into a new employment agreement with Gary R. Chapman effective January 1, 2002. This agreement expires on December 31, 2006 and will renew automatically for one year periods unless a 60 day notice of nonrenewal is given. Mr. Chapman’s annual base salary will be no less than $600,000, and his annual target bonus will be $800,000, subject to adjustment by the Compensation Committee based upon various factors, including performance.

      The agreement may be terminated by either party with or without cause at any time upon 30 days’ written notice, or upon death or total disability. If we terminate Mr. Chapman’s employment without cause or if Mr. Chapman terminates his employment with good reason before a change in control, Mr. Chapman will receive two years of salary and an additional sum of $1,600,000 in lieu of a bonus, as well as any accrued unpaid salary. In the event that Mr. Chapman competes with us within a year following such termination, his termination payment will be one year’s salary and an additional sum of $800,000 in lieu of a bonus, as well as any accrued unpaid salary. If termination occurs because of expiration of the term of the agreement, Mr. Chapman will receive one year of salary as well as any accrued unpaid salary. If Mr. Chapman terminates his employment following our change in control, he has agreed to remain employed at our request for 30 days and will receive compensation according to his severance compensation agreement. If Mr. Chapman is terminated before a change in control, his options will terminate in accordance with our equity incentive plans. However, if Mr. Chapman is terminated without cause or if he terminates his employment with good reason, his options will become exercisable to the extent of the number of shares covered by the options that were purchasable by Mr. Chapman at the date of termination and 50% of the total number of shares subject to the options which have not yet vested.

      Mr. Chapman has agreed not to compete for one year after his termination within any designated market area in which a station we own or operate or to which we provide substantial services is located, or in which any station we have an agreement to acquire, are negotiating to acquire, or are studying the feasibility of acquiring, is located.

      Change in Control Arrangements. We have entered into severance compensation agreements with Mr. Chapman and the other executive officers named above. Under these agreements, if we terminate any such employee’s employment other than for cause, the employee will be entitled to severance benefits in addition to any compensation otherwise payable to the employee. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:

•	an amount equal to two times the employee’s annual base salary on the date of termination, as defined in the severance compensation agreements;

•	an amount equal to two times the bonus compensation paid to the employee with respect to the last complete fiscal year; and

•	the present value as of the date of termination, of the sum of all benefits which have accrued to the employee but have not vested under our retirement plan as of the date of termination and all additional benefits which would have accrued to the employee under the retirement plan if the employee had continued to be employed by us for an additional 12 months on the same terms the employee was employed on the date of termination.

      In addition to such cash payments, the employee is entitled to life, health and disability and accident insurance benefits substantially similar to those which the employee was receiving prior to the notice of termination, as defined in the severance compensation agreements, or, if greater, immediately prior to a change in control, as defined in the severance compensation agreements, for a period of two years.

Stock Option Plans

      1998 Stock Option Plan. Our 1998 stock option plan permits us to issue both non-qualified and incentive stock options which in the aggregate may not be exercisable for more than 1,843,745 shares of our class A common stock. As of December 31, 2003, there were options outstanding for 1,673,158 shares of our class A common stock. Of such shares subject to options, 729,072 were held by our named executive officers as follows: Mr. Chapman, 379,191; Mr. Karpowicz, 119,895; Mr. Schmidt, 100,410; Ms. Jacobson, 58,986; and Mr. Maloney, 70,590.

      Non-qualified options granted pursuant to the plan are generally not exercisable until one year after grant, vest over the span of five years, and expire 10 years from the date of grant. Incentive options granted pursuant to the plan are exercisable as determined by the compensation committee of our board of directors.

      Upon any change of control of our company, or if we or Hicks Muse enter into an agreement providing for our change of control, the compensation committee may declare any or all options outstanding under the plan to be exercisable in full. We also have the right to repurchase all or a portion of any options, including any stock issued upon exercise of such options, in the event of a change of control of our company or, in respect of any single holder of options, in the event of such holder’s termination of employment with our company.

      1998 Phantom Stock Plan. Our 1998 phantom stock plan provides for awards of units, in our sole discretion, of hypothetical shares of our common stock to our employees, as well as those of our subsidiaries, who formerly held one or more non-vested options under the prior stock option plans of our predecessor and elected in writing to cancel all or part of such options in exchange for units of hypothetical shares of our common stock at the time of our acquisition of our predecessor in 1998. We granted 696,280 phantom units with each unit representing one share of our class A common stock to our executive officers and employees in connection with the March 1998 acquisition by Hicks Muse affiliates. As of December 31, 2003, we had 524,896 phantom units outstanding representing hypothetical shares of our class A common stock with an estimated market value of $13.7 million, based on the market price of our class A common stock on December 31, 2003. Of such phantom units, 433,717 were held by our named executive officers as follows: Mr. Chapman, 225,199; Mr. Karpowicz, 66,503; Mr. Schmidt, 63,004; Ms. Jacobson, 38,095; and Mr. Maloney, 40,876.

      We are required to pay to each participant an amount equal to the product of the number of hypothetical shares and the market value of our class A common stock. We may make such payment, in our sole discretion, either in cash, in shares of our class A common stock or a combination of both. Payments are to be made at dates selected by or upon the occurrence of contingent events specified by the holders of the units. Payments will be accelerated in the event of termination of employment and may be accelerated upon a change in control. As indicated above, during 2003, we issued shares of class A common stock to our named executive officers as follows: Mr. Chapman, 26,495 shares; Mr. Karpowicz, 16,626 shares; Mr. Schmidt, 15,761 shares; Ms. Jacobson, 9,524 shares; and Mr. Maloney, 17,519 shares.

      If there is any change in our class A common stock as a result of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, combination of shares, exchange of shares, dividend in kind or other change in our capital structure or distribution, other than normal cash dividends, we are required to adjust the outstanding award so that the phantom award will be with respect to or exercisable for such securities, cash or other property as would have been received in respect of our class A common stock as if such award had been paid, distributed or exercised in full immediately prior to such change or distribution.

      2002 Stock Plan. On May 1, 2002, we adopted our 2002 Stock Plan. The purpose of the plan is to provide certain individuals and our subsidiaries’ key employees who are responsible for our continued growth, an opportunity to acquire a proprietary interest in us. As of December 31, 2003, there were options outstanding for 1,749,466 shares of our class A common stock. Of such shares subject to options, 584,500 were held by our named executive officers as follows: Mr. Chapman, 287,500; Mr. Karpowicz, 90,000; Mr. Schmidt, 90,000; Ms. Jacobson, 60,750; and Mr. Maloney, 56,250.

      The plan permits us to issue both non-qualified and incentive stock options which in the aggregate may not be exercisable for more than 2,700,000 shares of our class A common stock. The plan also permits us to make stock awards, including restricted stock awards, the terms of which will be determined by the compensation committee of our board of directors.

      Non-qualified options may be granted to employees or non-employees, but not to non-employee directors. Non-qualified options granted pursuant to the plan generally are not exercisable until one year after their grant, vest over the span of four years and expire 10 years from the date of grant.

      Stock awards may be made to employees or non-employees, but not to non-employee directors. The compensation committee of our board of directors determines the terms of the stock awards.

      The plan permits the compensation committee to structure restricted stock awards so that restrictions lapse based on the achievement of certain business criteria relating to the employee, one or more of our business units or us as a whole. The business criteria may include comparisons to the performance of other companies.

      Upon any change of control of us, or if we or affiliates of Hicks Muse enter into any agreement providing for our change of control, the compensation committee may declare that any or all outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change of control.

Report of the Compensation Committee of the Board of Directors

      Introduction. This report is submitted by the compensation committee. The purpose of the compensation committee is to discharge the responsibilities of the Board of Directors relating to compensation of our executive officers, including approval of salary and other compensation policies and remuneration arrangements, as well as administering our equity based compensation plans for employees.

      Compensation Philosophy. The compensation committee’s policy with respect to executive officer compensation is to establish base salaries and annual incentive bonus opportunities and to grant equity based incentives such as stock options which, in the judgment of the compensation committee, enable us to attract, retain and reward key management personnel who possess the abilities and experience necessary to implement our objectives and to create incentives for high levels of individual performance, consistent with the attainment of the financial goals and the best interests of the Company. The compensation committee also recognizes that such compensation and incentives must be at a level that is competitive with those provided to executives holding comparable positions in the broadcast industry.

      We base our compensation policies on the belief that our employees, including our executive officers, are largely responsible for our success. In administering our compensation policies, the compensation committee sets various objectives and rewards employees for their contributions which positively affect the overall success of the Company by providing leadership, strategic planning and development and involvement in the industry. In addition to rewarding employees for current or past contributions, it is also recognized by the compensation committee that we must provide long-term incentives which are sufficient to motivate the Company’s executive officers to remain with us over time and to manage the Company for long-term growth. Such long-term incentives, in the form of non-qualified or incentive stock options, also help to align the interests of the executive officers with those of the stockholders. Additionally, the compensation committee provides incentives for executives to achieve corporate and individual performance goals, thus ensuring that compensation levels are properly aligned with our business strategy and operating performance.

      Components of the Compensation Program. We compensated our executive officers during 2003 through a combination of base salaries, year-end cash bonuses and stock option grants. A key component of our compensation package are grants of stock options which provide a significant long-term incentive for executive officers not only to remain with us over time but to manage the Company for long-term growth, thereby aligning their interests with those of our stockholders.

      Base salaries are set by evaluating such variables as the employee’s relative responsibilities, expertise, past year’s compensation and past year’s performance. Base salaries are also set so as to be competitive in the industry and to attract and retain key personnel. The performance of eligible executives is also rewarded through annual bonuses. Year-end bonuses are determined by the compensation committee after considering factors including our overall revenue growth, broadcast cash flow and audience ratings for such year. The compensation committee evaluates each executive’s performance by reviewing his or her contribution to the long-term health and growth of the Company. Factors used by the compensation committee in determining stock option grants relate to our financial performance and include revenue growth, broadcast cash flow, audience ratings for such year and the contributions of each executive officer to such results. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock option awards. We do not have a target equity ownership level for our officers; however, we encourage such ownership for our employees in general.

      Chief Executive Officer Compensation. Base salary and year-end bonus for Mr. Chapman, our Chief Executive Officer, is tied to both the foregoing financial performance factors and to certain subjective factors determined by the compensation committee. For the year 2003, Mr. Chapman received a base salary of $618,000 and a bonus of $740,000. Mr. Chapman’s base salary has remained at substantially the same level since 2001, with a larger portion of his compensation targeted to annual bonus and stock option grants. The compensation committee set a target bonus for Mr. Chapman at the beginning of 2003 based upon our achieving operating cash flow targets and certain subjective factors relating to Mr. Chapman’s performance, including providing leadership, oversight and direction to our management team, continuing to be a strong advocate of public policy that advances the interests of the Company and the broadcast industry and providing an ongoing, articulate and highly focused vision for the Company.

      Mr. Chapman received a non-qualified option to purchase 100,000 shares of class A common stock in May 2003, which grant was made by the compensation committee in respect of the completion of debt offerings refinancing the company’s debt on favorable terms and the company receiving an upgraded credit rating from Moody’s Investors Service, as well as the subjective criteria discussed above. The compensation committee made option grants to our other executive officers in May 2003 based on our accomplishing this debt refinancing and upgraded credit rating, as well as the subjective criteria discussed above.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to our Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that exceed the limit when the compensation committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Wilma H. Jordan
Royal W. Carson III
Randall S. Fojtasek

Compensation Committee Interlocks and Insider Participation

      None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Comparative Stock Performance Graph

      The following graph compares the cumulative total return of our class A common stock for the period from May 2, 2002, the date our class A common stock was first traded on the New York Stock Exchange, through December 31, 2003 with (i) the NYSE Composite Index and (ii) a peer index consisting of the following pure play television companies: ACME Communications, Inc., Granite Broadcasting Corporation, Gray Communications Systems, Inc., Hearst Argyle Television, Inc., Liberty Corp., Sinclair Broadcasting Group, Inc. and Young Broadcasting Inc. (the “Television Index”). The graph assumes the investment of $100 in our class A common stock and in each of the such indices on May 2, 2002. The performance shown is not necessarily indicative of future performance.

	5/2/02	12/31/02	12/31/03

LIN TV Corp. (TVL)	$100.00	$96.00	$103.24
NYSE Composite Index	$100.00	$79.49	$104.75
Television Index	$100.00	$81.30	$96.74

Certain Relationships and Related Transactions

      Financial Advisory Agreement. We are party to an agreement with Hicks Muse Partners, pursuant to which Hicks Muse Partners receives reimbursement of certain expenses, and prior to amending the agreement, received a fee equal to 1.5% of the total value of certain transactions in which we were involved. Transactions subject to this agreement include tender offers, acquisitions, sales, mergers, exchange offers, recapitalizations, restructurings or other similar transactions. We did not incur any fees under this arrangement for the year ended December 31, 2003 and no fees have been incurred during 2004, as of March 15, 2004.

      We have agreed to indemnify Hicks Muse Partners, its affiliates, and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees related to or arising out of or in connection with the services rendered by Hicks Muse Partners under the financial advisory agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of Hicks Muse Partners.

      Hicks, Muse Registration Rights Agreement. In connection with our initial public offering, we terminated our existing amended and restated stockholders agreement with our stockholders, including Hicks Muse and its related entities, Royal W. Carson, III, Randall Fojtasek and Peter Maloney, and the registration rights granted to such parties pursuant to that agreement are now set forth in a new registration rights agreement entered into among such parties and the former stockholders of Sunrise. Under the new registration rights agreement, these parties have the right to require us, on two occasions, to register with the SEC shares of our class A common stock they hold, subject to certain conditions. Such parties also have an unlimited number of “piggy back” registration rights under which any time we register our class A common stock for sale, except with respect to certain types of offerings, they have the right to include their common stock in that offering. The parties also agreed not to sell our class A common stock subject to the agreement during any period beginning ten days prior and 180 days following any underwritten registration, unless the managing underwriter otherwise agrees. Under the agreement, we will bear all registration expenses, other than underwriting discounts, commissions and other fees. We also agreed to indemnify such parties against any liabilities that may result from their sale of class A common stock under the new registration rights agreement.

      Right of First Refusal Agreements. In connection with the reclassification of our outstanding common stock, Hicks Muse has entered into right of first refusal agreements with each holder of our class C common stock. Under these agreements, in the event of the dissolution, liquidation or insolvency of the holder of the class C common stock, the death of our director which controls the holder, or proposed transfer of all or any portion of the shares of class C common stock, Hicks Muse will have an option, which it may freely assign, exercisable for 30 days to purchase the shares of class C common stock at the same price as was initially paid by the holder.

      Transfer of WNAC-TV. On April 22, 2002, we sold our interest in WNAC-TV in Providence, Rhode Island, to Super Towers, Inc. for a $2.5 million promissory note. Timothy Sheehan, the brother-in-law of Paul Karpowicz, a member of our Board of Directors and our Vice President of Television, owns Super Towers, Inc. We have paid Super Towers, Inc. approximately $110,000 and $100,000 for the years ended December 31, 2003 and 2002, respectively, and, in 2004, $0 as of March 15, 2004 in connection with our local marketing agreement for WNAC-TV. We also paid Super Towers, Inc. $66,000 and $55,000 for the years ended December 31, 2003 and 2002, respectively, and in 2004, $4,700 as of March 15, 2004, for various reimbursable expenses.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

      Our Certificate of Incorporation currently provides that the number of members of the Board of Directors is fixed at eight. In February 2004, Ms. Cook Bush resigned from the Board of Directors, leaving us with seven members and one vacancy. As the Certificate of Incorporation presently does not allow the size of the Board of Directors to be changed other than through an amendment to the Certificate of Incorporation, the Board of Directors determined that it would be advisable to amend the Certificate of Incorporation to give the Board of Directors the authority to set the number of directors. This authority will enable the Board of Directors to appropriately adjust the size of the Board, for example, in response to a resignation, identification of a candidate who would be a valuable addition to the Board or to New York Stock Exchange and SEC rules regarding board composition, without the need for an amendment to the Certificate of Incorporation.

      Our Board of Directors has approved the amendment to our Certificate of Incorporation set forth on Appendix A to this proxy statement and is submitting the amendment to the stockholders for approval. Holders of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class, voted to approve the amendment.

      If the proposed amendment is approved by the stockholders, our Board of Directors intends to fix the number of directors at seven, classified as follows:

Class I
William S. Banowsky, Jr.
Dr. William H. Cunningham

Class II
Randall S. Fojtasek
Paul Karpowicz

Class III
Royal W. Carson III
Gary R. Chapman
Wilma H. Jordan

      The Board of Directors believes that the approval of the amendment to our Certificate of Incorporation is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, our Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has served as our independent auditors since March 1998. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent auditors, the selection of such independent auditors will be reconsidered by the audit committee.

      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2004 is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

Independent Auditors Fees and Other Matters

      The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2003, and December 31, 2002, respectively, are as follows (in thousands):

	Year Ended
	December 31,

	2003	2002

Audit Fees	$797	$900
Audit-Related Fees	439	270
Tax Fees	19	—
All Other Fees	—	4

Total	$1,255	$1,174

      Items included under Audit Fees include professional services rendered by the principal accountant for the audit of our annual financial statements included in our Form 10-K and review of financial statements included in our Forms 10-Q for the years ended December 31, 2003 and 2002, respectively.

      Items included under Audit-Related Fees include professional services rendered by the principal accountant for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, and which are not included under Audit Fees, during the years ended December 31, 2003 and 2002, respectively.

      Items included under Tax Fees include professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning during the years ended December 31, 2003 and 2002, respectively.

      Items included under All Other Fees include professional services rendered by the principal accountant for other services not reported in Audit Fees, Audit-Related Fees, or Tax Fees during the years ended December 31, 2003 and 2002, respectively.

      The audit committee pre-approves all services relating to PricewaterhouseCoopers LLP. No services were approved pursuant to the de minimis exception.

OTHER INFORMATION

Other Matters

      As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholders Proposals for the 2005 Annual Meeting

      Proposals of stockholders intended to be presented at the 2005 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on [December 10], 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.

      In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Such nominations and proposals for the 2005 Annual Meeting, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 11, 2005 and no later than February 10, 2005, assuming that the 2005 Annual Meeting is to be held between April 11, 2005 and July 10, 2005, as we currently anticipate. In the event that the 2005 Annual Meeting is not held between April 11, 2005 and July 10, 2005, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2005 Annual Meeting and no later than 90 days before the date of the 2005 Annual Meeting or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of the bylaws can be obtained without charge from the Secretary.

Proxy Solicitation

      The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to LIN TV Corp., Four Richmond Square, Suite 200 Providence, Rhode Island 02906, Attention: Deborah Jacobson, Vice President of Corporate Development and Treasurer; telephone (401) 454-2880. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

By Order of the Board of Directors,

Gregory M. Schmidt
Secretary

April 9, 2004

Appendix A

PROPOSED AMENDMENT TO SECOND AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION

      Article FIFTH Section (a) of the Second Amended and Restated Certificate of Incorporation is to be amended and read in its entirety as follows:

(a) Subject to the rights of holders of any class or series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors.

A-1

PROXY

LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906

2004 Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors

     The undersigned, revoking all prior proxies, hereby appoints Gary R. Chapman, Gregory M. Schmidt and William A. Cunningham, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of LIN TV Corp. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at the offices of LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906, at 10:00 a.m., local time, on May 11, 2004 or at any adjournment(s) or postponement(s) thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(Continued and to be signed on the reverse side)

LIN TV Corp.
P.O. Box 11108
New York, N.Y. 10203-0108

Detach Proxy Card Here

☐	Please Mark, Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

☒	Vote must be indicated (x) in Black or Blue ink.

The board of directors recommends a vote “FOR” proposal (1) and (2).

     1. To elect the following two nominees to the Board of Directors to serve as Class I directors (except as marked below), each for a term of three years.

☐	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*

     Nominees: William S. Banowsky, Jr., Dr. William H. Cunningham

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

Exceptions*:

2.	To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to cause the number of directors of the Company to be established by the Company’s Board of Directors.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

SCAN LINE

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others in a representative capacity should indicate the capacity in which they sign.)

Date	Share Owner sign here	Co-Owner sign here